UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) May 13, 2025

American Integrity Insurance Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-42634	33-2925846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5426 Bay Center Drive, Suite 600

Tampa, Florida 33609

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (813) 880-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	AII	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on May 9, 2025, American Integrity Insurance Group, Inc. (the “Company”) completed its initial public offering (the “Offering”) of an aggregate of 6,875,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price per share of $16.00. The Offering consisted of 6,250,000 shares of Common Stock sold by the Company and 625,000 shares sold by certain existing stockholders of the Company (the “Selling Stockholders”). In connection with the Offering, the Selling Stockholders granted the underwriters for the Offering (the “Underwriters”) the option, for a period of 30 days, to purchase up to 1,031,250 additional shares of Common Stock (the “Option Shares”).

On May 12, 2025, the Underwriters notified the Company and the Selling Stockholders that they had elected to exercise the option in full. The offering of the Option Shares closed on May 13, 2025. All of the Option Shares were sold by the Selling Stockholders. The Company did not receive any of the proceeds from the sale of the Option Shares by the Selling Stockholders, and gross proceeds to the Selling Stockholders for the sale of the Option Shares were $16.5 million, before deducting underwriting discounts and commissions and estimated offering expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN INTEGRITY INSURANCE GROUP, INC.

Date: May 13, 2025	By:	/s/ Robert Ritchie
Robert Ritchie
Chief Executive Officer